REPRESENTATION AGREEMENT


                  REPRESENTATION AGREEMENT, dated as of March 31, 1997, between CBS INC., a New York corporation ("Owner"), and WESTWOOD ONE, INC., a Delaware corporation ("Representative").


                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, Owner owns and operates the CBS Radio Networks (collectively, the "Networks"), which provide news, sports and other programming to affiliated stations nationwide; and

                  WHEREAS, Representative is engaged, among other things, in the business of operating radio networks; and

                  WHEREAS, Owner desires to engage Representative to represent Owner with respect to the day-to-day business and operations of the Networks and the Designated Network Offices (as defined in Section 8.4), and Representative is willing to provide such representation, on the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, the parties hereto covenant and agree as follows:

                                    ARTICLE 1

                                    Services
                                    --------

                  Section 1.1.      Provision of Services.
                                    ---------------------

                  (a) Description.  Owner hereby engages Repre sentative,  as an
                      -----------
independent  contractor,  and Representative hereby accepts such engagement,  on the terms and subject to the conditions set forth in this Agreement, to represent Owner in the day-to-day business and operations of the Networks and the Designated Network Offices and, except as otherwise provided herein, to make all decisions relating to such operations not requiring Owner Approval (as defined in Section 10.1), and to provide such additional services, if any, as Owner may request in writing from time to time on terms mutually satisfactory to the parties hereto (all of the foregoing collectively, the "Services"). The Services shall include making all decisions (subject to the provisions of
Section 10.1 (Owner Approval --------------- Matters)), with respect to (i) sales of commercial time on the Networks, (ii) ------- marketing with respect to the Networks, (iii) relations with all radio stations affiliated with one or more of the Networks and (iv) subject to the provisions of Section 6.2 (Programming), programming for the Networks (including, without ----------- limitation, the execution, renewal, amendment, modification or termination of all Personal Services Contracts (as defined in Section 8.1(b)) and Programming Agreements (as defined in Section 8.1(c)), other than those related to Owner Programming (as defined below). As used herein, "Owner Programming" shall mean
(i) the programming provided pursuant to the News Agreement (as defined in Section 6.2(a)), (ii) the programming listed on Schedule 1.1(a) hereto (including the Programming Agreements and Personal Services Contracts listed therein) and (iii) such other programming (and the related Personal Services Contracts and Programming Agreements) for the Networks as may from time to time be derived from or associated with programming broadcast by or talent associated with the CBS Television Network (e.g., college football bowl games). The ---- Services shall not include the exercise by Owner of its rights and obligations under this Agreement, which rights and obligations shall be exercised and performed by, or as directed by, the executive management and Board of Directors of Owner. The parties hereto acknowledge that Representative is being engaged to provide the Services principally due to its expertise in such matters.

                  (b) Manner.  The Services shall be performed by Representative
                      ------
with such care as a prudent manager would use in the conduct of his company's affairs, and Representative shall accord the Networks the same priority as Representative accords its own operations and the operations of other radio networks managed or represented by Repre sentative. In providing the Services and representing Owner with respect to the Networks, Representative shall use its reasonable commercial efforts to
(i) promote the Networks as an advertising medium and (ii) seek to preserve and maximize the long-term value of the Networks, including the "CBS Radio Network" tradename. Representative shall, at Representative's expense, furnish to Owner the services of such full-time and part-time employees of Representative, including, without limitation, executive, technical, marketing, research and sales personnel and such other personnel as may be required properly to render the Services. Representative hereby undertakes, on the terms set forth in the first sentence of this Section 1.1(b), to cause the Services to be provided such that Owner complies in all material respects with all obligations required thereof by the Network Agreements (as defined in Section 8.1) and by all applicable laws, rules and regulations.

                  (c) Affiliate  Matters.  Subject to the provisions of Sections
                      ------------------
8.3 (New Affiliation Agreements) and 10.1 (Owner Approval Matters), in providing
     --------------------------            ----------------------
the Services and represent ing Owner with respect to the Networks, Representative shall use its reasonable commercial efforts to retain affiliates of the Networks, conduct affiliate relations, and seek to extend Affiliation Agreements (as defined in Section 8.1(a)) and enter into new Affiliation Agreements.

                  (d) Consultation.  Owner and Representative  will consult with
                      ------------
each other from time to time with respect to the Services, the Networks and the performance of their respective obligations hereunder and under the other agreements contemplated hereby.


                  Section 1.2.      Reports; Access to Information.
                                    ------------------------------

                  (a) Notice.  Representative  shall notify Owner as promptly as
                      ------
practicable after the occurrence of any of the following:

                  (i) receipt by Representative of (A) any notice or inquiry from any governmental authority with respect to the transactions contemplated by this Agreement or the other agreements contemplated hereby or (B) any written notice from any governmental authority or third party of any claim or legal process or notification that, in the reasonable opinion of Representative, is or is likely to become material to the Networks; or

                  (ii) any other development that, in the reason able opinion of Representative, materially affects or is likely to materially affect the Networks or the ability of Representative to fulfill its obligations under this Agreement.

                  (b) Requests for  Information.  Representative  promptly shall
                      -------------------------
provide to Owner such information (including financial information) concerning the results of operations and business of the Networks as Owner reasonably may request from time to time.

                  (c) Access. Representative shall make available for inspection
                      ------
by Owner or its representatives, during normal business hours, Representative's books of account relating to the Networks, and all other records, books and other information received, compiled or otherwise maintained by Representative with respect to the Networks, and all other documents reasonably requested by Owner and its officers, managerial employees, counsel and auditors.

                  (d)      Advertising Information.  Without limiting
                           -----------------------
the foregoing provisions of this Section 1.2, during the last six months of the Term (as defined in Section 2.1), in order to facilitate Owner's determination whether to seek to extend the term of this Agreement or take other actions with respect to the Networks upon expiration of the Term, Representative shall make or cause to be made available to Owner and its representatives such information as Owner reasonably requests relating to the historical advertising revenues of the Networks during the Term and the booked advertising sales relating to the Networks.

                  Section 1.3. Title.  Representative  acknowledges that, except
                               -----
as provided in Section 4.2 (Working Capital), it will acquire no right, title or
                            ---------------
interest in any property or assets of Owner by reason of this Agreement or Representative's provision of the Services hereunder. Representative further acknowledges that all records, books and other information received, compiled or otherwise maintained by Representative with respect to the Networks in connection with Representative's provision of the Services hereunder are solely the property of Owner and shall be returned to Owner promptly upon the expiration or earlier termination of the Term; provided, however, that Owner
                                                 --------   -------
shall, upon reasonable request of Representative and at reasonable times, and subject to such confidentiality arrangements as Owner reasonably requests, permit Representative to make reasonable examination of such books, records and other information and permit Representative to make copies of the relevant portions of such books, records and other information.

                  Section 1.4.  Power of Attorney.  Subject to the provisions of
                                -----------------
Sections 6.2  (Programming)  and 10.1 (Owner Approval  Matters),  Owner appoints
               -----------             -----------------------
Representative its attorney-in-fact for the Networks during the Term and authorizes Representative, in the name and on behalf of the Networks, to make, execute, deliver, acknowledge, swear to, file and record all documents as may be necessary, in the discretion of Representative, in the performance of the Services hereunder.

                                    ARTICLE 2

                                      Term
                                      ----

                  Section 2.1.  Term.  The term during which the Services  shall
                                ----
be provided (the "Term") shall be a period of two (2) years commencing at 12:01 a.m. on March 31, 1997 (the "Effective Date") and terminating on the earlier of
(a) 11:59 p.m. on March 30, 1999 and (b) the termination of this Agreement pursuant to Article 14 (Termination).
                        -----------

                                    ARTICLE 3

                                    Payments
                                    --------

                  Section 3.1.  Representation Rights Fee.  Representative shall
                                -------------------------
pay to Owner for the right to render Services under this Agreement a fixed representation fee (the "Representation Rights Fee") of $22,000,000. The Representation Rights Fee shall be payable quarterly in arrears (a) in four (4) equal installments of $2,500,000 on each of June 30, 1997, September 30, 1997, December 31, 1997 and March 30, 1998, and (b) in four equal installments of $3,000,000 on each of June 30, 1998, September 30, 1998, December 31, 1998 and
March 30, 1999.

                  Section  3.2.  Commitment  Fee.  In  consideration  of Owner's
                                 ---------------
agreement   set   forth   in   Section   6.4(b)   (O&O   Commitment-Commitment),
                                                   ---------------------------
Representative shall pay to Owner, for each twelve-month period during the Term (each, a "Contract Year") ----------- (each, an "Annual Commitment Fee"). The Annual Commitment Fee shall be payable quarterly in arrears in four (4) equal installments on June 30,

September 30, December 31 and March 30 of each Contract Year. Notwithstanding the foregoing, the Annual Commitment Fee shall be subject to adjustment as provided in Sections 6.4(a) (O&O Commitment-O&O Affiliated Stations), 6.4(c)
                             -----------------------------------------
(O&O   Commitment-Transfers   of  O&O  Affiliated   Stations)  and  6.4(d)  (O&O
 -----------------------------------------------------------                 ---
Commitment-Additional  O&O Affiliated Stations). Each date on which a payment of
----------------------------------------------
the Representation Rights Fee or the Annual Commitment Fee is required to be made under this Article 3 is referred to herein as a "Payment Date."

                  Section 3.3.      Unconditional Obligations.  Except as
                                    -------------------------
otherwise set forth herein, the obligations of Representative to pay the Representation Rights Fee and the Annual Commitment Fee are unconditional.


                                    ARTICLE 4

                            Expenses; Working Capital
                            -------------------------

                  Section 4.1.      Operating Expenses.
                                    ------------------

                  (a) General.  From and after the  Effective  Date,  subject to
                      -------
Section 4.1(b), all expenses of representing and operating the business of the Networks and operating the Designated Network Offices arising from events which occur from and after the Effective Date, including, without limitation, those expenses described in the Networks' budget attached hereto as Schedule 4.1 (the "Budget") and the expenses of performing Owner's obligations under all Network Agreements, shall be the responsibility of, and shall be borne by, Representative.

                  (b) Designated  Network Offices.  Subject to the provisions of
                      ---------------------------
Section 8.4  (Designated  Network  Offices),  (i) in the case of each Designated
              ----------------------------
Network Office owned by Owner or an affiliate of Owner, Owner will allocate expenses to each such Designated Network Office in accordance with its historical practices (but in no event in excess of the amounts set forth in the Budget (for the periods covered thereby)) and (b) in the case of each other Designated Network Office, Representative shall be responsible for all obligations of Owner or its affiliate accruing from and after the Effective Date under the applicable lease.

                  (c) No  Expense  Reimbursement.  Representative  shall  not be
                      --------------------------
reimbursed for any out-of-pocket costs or expenses incurred by or on behalf of Representative in connection with or relating to the provision of the Services.

                  Section 4.2.      Working Capital.
                                    ---------------

                  (a) February Statement.  Attached hereto as Schedule 4.2(a) is
                      ------------------
a statement (the "February Statement"), which has been prepared in accordance with the principles set forth in Schedule 4.2(a), setting forth the calculation of Working Capital (as hereinafter defined) of the Networks as of February 28, 1997. The Working Capital as of such date is set forth under the caption "Working Capital Retained."

                  (b) Opening Working Capital Statement.  Not later than 120
                      ---------------------------------
days after the Effective Date, Representative shall prepare a statement in accordance with those principles, practices and captions utilized in preparing the February Statement which shall set forth the Working Capital of the Networks as of the opening of business on the Effective Date (the "Opening Working Capital Statement"), and deliver the Opening Working Capital Statement to Owner.

                  (c)  Resolution  of  Disputes.  After  delivery of the Opening
                       ------------------------
Working Capital  Statement  pursuant to Section 4.2(b),  Owner shall have thirty
(30) days to review the Opening Working Capital Statement (the "Review Period") and notify Representative in writing (in reasonable detail) (a "Dispute Notice") of any proposed adjustments thereto. If Owner does not so notify Representative during the Review Period, the Opening Working Capital Statement and Representative's calculation of the Working Capital of the Networks as of the opening of business on the Effective Date shall be deemed final and binding on both parties (absent manifest error). If Owner delivers a Dispute Notice during the Review Period and Owner and Representative fail to resolve (which resolution may include, for example, the exclusion from Working Capital of any account receivable or payable as to which a dispute exists) any dispute with respect to any such proposed adjustment to the amount of Working Capital set forth in the Opening Working Capital Statement within ten (10) business days following delivery of such Dispute Notice (the "Negotiation Period"), such dispute shall be submitted to a nationally-recognized firm of independent public accountants jointly selected by Owner and Representative whose determination with respect to any such proposed adjustment(s) shall be final and binding on both parties (absent manifest error); provided, however, that if Owner and Representative
                          --------   -------
fail to agree upon such firm within five (5) business days following the Negotiation Period, each of Owner and Representative shall during such five (5) business day period name such a firm, and such firms shall in turn select a third such firm (the firm selected pursuant to this Section 4.2(b) being referred to as the "Referee"), whose determination with respect to any such proposed adjustment(s) shall be final and binding on both parties. Representative and Owner agree to share equally the costs and expenses of the Referee, but each party shall bear its own legal and other expenses, if any.

                  (d)  Opening  Working  Capital  Amount.   The  amount  finally
                       ---------------------------------
determined  as the Working  Capital as of the  Effective  Date  pursuant to this
Section 4.2 is referred to in this Agreement as the "Opening Working Capital Amount".

                  (e)  Definition  of  Working  Capital.  For  purposes  of this
                       --------------------------------
Agreement, "Working Capital" shall mean, as of any date, the excess of the current assets (excluding cash) over the current liabilities of the Networks as of such date, calculated in accordance with the principles, practices and captions utilized in preparing the February Statement.

                  (f) Transfer of Working Capital.  On the Effective Date, Owner
                      ---------------------------
shall transfer to Representative all assets (including accounts receivable), and Representative shall assume Owner's liabilities (including accounts pay able), included in Working Capital as of the Effective Date. Following the Effective Date, (i) each of Owner and Representative shall use reasonable efforts to collect all accounts receivable included in Working Capital as of the Effective Date and (ii) Owner shall remit promptly to Representative all amounts received by Owner as payments in respect of accounts receivable included in Working Capital as of the Effective Date. If any of the accounts receivable included in Working Capital as of the Effective Date have not been collected as of December 31, 1997, Owner shall purchase such uncollected accounts receivable ("Opening Purchased Accounts Receivable") from Representative not later than January 10, 1998 for 85% of their gross amount (before agency commissions), less any reserve for doubtful accounts reflected as an offset to a current asset on the Opening Working Capital Statement (such amounts, in the aggregate, the "Opening Purchased Accounts Receivable Amount"), except that Owner will not be required to purchase any accounts receivable as to which Representative has waived the right to collect all or a portion of the sum due. For purposes of determining whether or not an account receivable has been collected, all payments of accounts receivable shall be applied against the oldest outstanding account receivable from the applicable obligor, unless such obligor specifies the receivable against which payment is being made. The Opening Purchased Accounts Receivable Amount shall be paid by reducing the amount of the Opening Working Capital Balance, as provided in Section 14.5(a)(ii) (Certain Matters
                                                         ---------------
Upon  Termination  - Release of Rights;  Payment).  If Owner is required to, and
------------------------------------------------
does, purchase any such accounts receivable, Representative will execute appropriate documents of assignment transferring such Opening Purchased Accounts Receivable to Owner and, if Owner so requests, Representative will attempt to collect such Opening Purchased Accounts Receivable as agent for Owner and to remit promptly to Owner any sums that are collected.

                  (g) Interest Payments. The Opening Working Capital Balance (as
                      -----------------
defined in Section 14.5(a)(ii)) shall bear interest, during each six-month interest period during the Term, at a rate (the "Interest Rate") per annum equal to 50 basis points above the six-month London interbank market rate ("LIBOR") (as set forth on the Telerate Screen as of 10:00 A.M., London time, two business days prior to the beginning of such interest period or, if such rate does not appear on such screen at such time, such rate shall be determined by reference to such other publicly available service for displaying LIBOR rates as may be agreed upon by Owner and Representative). For purposes of this Section 4.2(g), the Opening Working Capital Balance shall be deemed to include the Severance Amount (as defined in Section 7.2(f)) from the date that is forty-five (45) days after the Effective Date until the Severance Amount has been paid by Representative to Owner in accordance with the provisions of Section 7.2(f) (Transferred Employees -- Severance). Interest shall be paid annually on March
                           ---------
30, 1998 and March 30, 1999 in immediately available funds;  provided,  however,
                                                             --------   -------
that if this Agreement is terminated prior to the expiration of the Term, the payment required to be made pursuant to Section 14.5(a)(ii) (Certain Matters
                                                                ----------------
Upon Termination  Release of Rights;  Payment) shall be accompanied by a payment
---------------------------------------------
of all interest accrued under this Section 4.1(g) through the date of such payment unless Owner has exercised the Purchase Right (as defined in Section 14.6(a)), in which event the Opening Working Capital Balance shall continue to bear interest until Owner or Representative, as the case may be, makes the payment contemplated by Section 14.6(g) (Purchase of Final Working Capital -
                                             -----------------------------------
Payment).
-------

                                    ARTICLE 5

                                    Revenues

                  Section   5.1.   Advertising   Revenues.   During   the  Term,
                                   ----------------------
Representative shall have the exclusive authority, subject at all times to compliance with all applicable laws, rules and regulations and all Network Agreements (including all Advertising Arrangements (as defined in Section 8.1(d))), to sell for its own account commercial time on the Networks and, subject to the provisions of Section 14.6 (Purchase of Final Working Capital),
                                            ----------------------------------
to retain all revenues from the sale of such commercial time.

                                    ARTICLE 6

                                Owner Agreements

                  Section 6.1. License  Agreement.  On the Effective Date, Owner
                               ------------------
and Representative shall enter into a license agreement in the form attached hereto as Exhibit A (the "License Agreement") pursuant to which Owner shall grant to Representative a royalty-free license to use the tradename "CBS Radio Network" in connection with Representative's performance of the Services during the Term.

                  Section 6.2. Programming.  (a) News Agreement.  On the
                               -----------       --------------
Effective Date, Owner and Representative shall enter into a programming agreement in the form attached hereto as Exhibit B (the "News Agreement").

                  (b) Programming  Decisions.  (i) During the Term,  Owner shall
                      ----------------------
continue, in the ordinary course of business, to make all decisions (other than with respect to the Services) concerning the Owner Programming, including all decisions relating to the execution, renewal, amendment, modification or termination of all Personal Services Contracts and Programming Agreements related thereto (including those Personal Services Contracts and Programming Agreements described on Schedule 1.1(a), collectively, the "Owner Programming Agreements"); provided, however, that no renewal, amendment, modification or
               --------   -------
termination that materially affects Representative's obligations in respect of such Owner Programming shall be made without the prior consent of the Manager (as defined in the Infinity Agreement) or, if the Infinity Agreement has been terminated, Representative. Owner shall consult with Representative with respect to such decisions involving any proposed execution, amendment, modification, renewal or termination of any Owner Programming Agreement (it being understood that Representative shall not have any right hereunder to approve any of the foregoing). Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that Representative shall make a decisions with respect to whether the Networks should carry Owner Programming not currently carried by the Networks.

                        (iiDuring the Term, Representative shall, in the ordinary course of business, make all decisions concerning the programming on the Networks (other than the Owner Programming), including all decisions relating to the execution, renewal, amendment, modification or termination of all Personal Services Contracts and Programming Agreements (other than the Owner Programming Agreements). Without the written consent of Representative, Owner shall not execute, amend, modify, renew or terminate any Personal Services Contract or Programming Agreement that is not an Owner Programming Agreement. Owner has advised Representa tive, and Representative acknowledges, that Representative's decisions with respect to programming that is not Owner Programming may have an effect on Owner's strategies with respect to the CBS Television Network. Accordingly, Repre sentative shall consult with Owner with respect to decisions involving any proposed execution, amendment, modification, renewal or termination of any Personal Services Contract or Programming Agreement that is not an Owner Programming Agreement (it being understood that Owner shall not have any right hereunder to approve any of the foregoing).

                  Section 6.3. Technical Services Agreement.  On the Effective
                               ----------------------------
Date, Owner and Representative shall enter into a service agreement in the form attached hereto as Exhibit C (the "Technical Services Agreement").

                  Section  6.4. O&O  Commitment.  (a) O&O  Affiliated  Stations.
                                ---------------       -------------------------
Attached hereto as Schedule 6.4(a) is a true, correct and complete list, which has been prepared by Owner, of all radio stations owned and operated by Owner that are affiliates of one or more of the Networks as of the date hereof (each, an "O&O Affiliated Station" and, collectively, the "O&O Affiliated Stations").
Schedule 6.4(a) also sets forth, among other things, the amount of affiliate compensa tion budgeted to be paid or allocated by or on behalf of the Networks to each such O&O Affiliated Station during the year ending December 31, 1997. If, during the course of any three-month period during the Term, (x) the average number of commercial minutes per week actually provided by all O&O Affiliated Stations in an individual market is less than 95% of the number of budgeted commercial minutes per week for all O&O Affiliated Stations in such market, or
(y) fewer than 95% of such commercial minutes aired by all O&O Affiliated Stations in an individual market are aired during the daypart during which they are specified to be aired, Owner and Representative will discuss in good faith making appropriate adjustments to the Annual Commitment Fee. For purposes of the foregoing, a Transferred Station (as defined in Section 6.4(c) shall no longer
be  deemed  an  O&O  Affiliated  Station  and,   accordingly,   the  foregoing
calculations shall be made without reference to the budgeted commercial minutes for any Transferred Station. Owner shall cause each O&O Affiliated Station, in a timely manner, to complete and submit to the Networks an affidavit of performance certifying (i) the actual number of budgeted commercial minutes provided during each week during the Term and (ii) that all commercials aired during such week were aired during the specified daypart and, if not, the deviation from such specified daypart.

                  (b)  Commitment.  Owner hereby  agrees to cause all of the O&O
                       ----------
Affiliated Stations to continue to be affiliates of the Networks with which it is affiliated as of the date hereof until the earlier of (i) the expiration or earlier termination of the Term or (ii) with respect to any O&O Affiliated Station, such time as such O&O Affiliated Station no longer is owned and operated by Owner.

                  (c) Transfers of O&O Affiliated Stations.  If, during the
                      ------------------------------------
Term, an O&O Affiliated Station is sold, exchanged or otherwise transferred by Owner (a "Transferred Station") (the effective date of any such transfer being referred to as the "Transfer Date"), the amount of the Annual Commitment Fee for the Contract Year in which the Transfer Date occurs and the following Contract Year (if any) shall be reduced, effective as of the Transfer Date, by an amount equal to the affiliate compensation for the Transferred Station set forth in
Schedule 6.4(a) with respect to such Transferred Station (prorated for the remaining period of the Contract Year in which the Transfer Date occurs). Any such reduction in respect of a Contract Year shall be applied to reduce equally all remaining installments of the Annual Commitment Fee in such Contract Year. Owner shall use its reasonable commercial efforts to cause the purchaser of a Transferred Station to assume the Affiliation Agreement applicable to such Transferred Station and thereby have such Transferred Station continue to be affiliated with those Networks with which it is affiliated immediately prior to the Effective Date.

                  (d)  Additional O&O Affiliated Stations.  If, during the Term,
                       ----------------------------------
(i) Owner acquires a radio station and desires that such station become an affiliate of the CBS Spectrum Radio Network or the CBS Radio Network (if not already an affiliate thereof), or (ii) Owner desires that a radio station currently owned and operated by Owner and not affiliated with either or both of such Networks become an affiliate of such Network(s) with which such station is not affiliated, Representative shall, if so requested by Owner, enter into an affiliation agreement on behalf of such Network(s) with respect to such station and the Annual Commitment Fee shall be increased by an amount to be agreed upon in good faith by the parties (prorated for the remaining period of the Contract Year in which the Transfer Date occurs). Any such increase in respect of a Contract Year shall be applied to increase equally all remaining installments of the Annual Commitment Fee in such Contract Year.

                  (e) No Limitations on Owner. Nothing contained in this Section
                      -----------------------
6.4 shall restrict or limit in any respect whatsoever Owner's right to sell, transfer or otherwise dispose of any radio station which is or becomes an O&O Affiliated Station.

                                    ARTICLE 7

                                Employee Matters
                                ----------------

                  Section  7.1.  Current   Employees.   Owner  has  provided  to
                                 -------------------
Representative a true, correct and complete list of all employees of Owner employed on the date hereof principally in connection with the business of the Networks (the "Network Employee"). Such list sets forth, for each Network Employee, his or her hire date (and any other date relevant to credit for employee benefits purposes) and separately identifies those Network Employees
(i) who are active employees as of the date of such list (including those on vacation, sickness or an authorized leave of absence of less than six months for any reason, including disability) and (ii) who are not actively working on such date by reason of a leave of absence of more than six months.

                  Section 7.2. Transferred Employees.  (a) Designated Employees.
                               ---------------------       --------------------
Representative   has  advised   Owner  as  to  those  Network   Employees   that
Representative desires to employ from and after the Effective Date (the "Designated Employees").

                  (b) Notification to Designated Employees.  Prior to the
                      ------------------------------------
Effective Date, Owner shall notify in writing each Designated Employee of the pending transfer of such Designated Employee's employment by Owner to Representative on the Effective Date and that, if such Designated Employee accepts such offer of employment pursuant to the terms set forth below, such Designated Employee will be employed by Representative beginning on the Effective Date (or such later date provided in Section 7.1(c)) at a comparable rate of pay and position and in the same city as in effect for each such Designated Employee immediately prior to the Effective Date.

                  (c) Offer of Employment. Representative shall offer employment
                      -------------------
as of the Effective Date to all Designated Employees and shall employ, effective as of the Effective Date, all the Designated Employees who accept such offer of employment. For any Designated Employee who accepts such offer of employment but is not actually at work on the Effective Date, Representative shall not be obligated to employ such Designated Employee unless such Designated Employee shall return to work no later than the date which is the earlier to occur of (A) the date on which any previously authorized leave of absence expires or is terminated and (B) the date that is sixty (60) days from the Effective Date, and the date of effective employment for any such Designated Employee shall be the date of return to employment within such period (all such Designated Employees, when employed by Representative, are referred to as the "Transferred Employees").

                  (d) Benefits.  (i) Effective on the Effective  Date (or on the
                      --------
date of effective employment, if later), Representative shall provide the Transferred Employees with benefits which are substantially equivalent in the aggregate to the benefits enjoyed by similarly situated employees of Representative.

                           (ii)  Effective as of the Effective Date (or
on the date of effective employment, if later), each Transferred Employee (and the eligible dependents thereof) shall be eligible for coverage under the employee benefit plans of Representative and shall cease to accrue benefits under the employee benefit plans of Owner. Representative's plans shall not contain exclusions for pre-existing conditions unless such exclusions were applicable to Transferred Employees under Owner's medical, dental and health plans prior to the date of coverage under Representative's plans.

                           (iii)  Representative's medical, dental and
health plans providing benefits to Transferred Employees shall afford each Transferred Employee (and the eligible dependents thereof) full credit for the amount of all deductibles and co-pays paid for the plan year under Owner's plans that includes the Effective Date (or the date of effective employment, if later).

                           (iv)  Benefits provided under any employee
benefit plan (as defined in Section 7.2(g)) of Representa tive shall credit each Transferred Employee for purposes of eligibility and vesting under such plans with all service with Owner, to the extent that such service was credited under comparable plans of Owner.

                            (v)  For purposes of determining the amount
of any entitlement of any Transferred Employee under Representative's vacation policy, Representative will take into account and credit such Transferred Employee's length of service with Owner. With respect to any accrued but unused vacation time to which any Transferred Employee is entitled under a vacation policy applicable to such Transferred Employee (the "Vacation Policy") prior to the Effective Date, Representative shall allow such Transferred Employee to use such accrued vacation to the same extent and on the same basis as such Transferred Employee could have used such unused time had such Transferred Employee remained an employee of Owner; provided, however, that if
                                                 --------    -------
Representative deems it necessary to disallow such employee from taking such accrued vacation, then Representative shall be liable for and pay in cash to each such Transferred Employee an amount equal to such vacation time in accordance with the terms of the Vacation Policy.

                  (e) Allocation of Responsibility. Except as otherwise provided
                      ----------------------------
in Section 4.2(f) (Working Capital -  Transfer of Working Capital),  Owner shall
                   -------------------------------------------
be solely responsible for all salaries and other compensation payable to or accrued by or on behalf of any Transferred Employee in respect of any period of employment by Owner prior to the Effective Date (or the date of effective employment, if later), and Representative shall be solely responsible for any salaries and other compensation payable to or accrued by or on behalf of any Transferred Employee in respect of any period on and after the Effective Date (or the date of effective employment, if later).

                  (f) Severance.  Owner shall be  responsible  for all severance
                      ---------
obligations, if any, to all Network Employees who (x) are not Transferred Employees, (y) are Transferred Employees but resign their employment with Representative within sixty (60) days following the Effective Date (it being understood that any such employee may not be entitled to receive severance payments from Owner in such circumstances) or (z) are Transferred Employees whose employment with Representative has been terminated by Representative within ninety (90) days following Effective Date (or the date of effective employment, if later) (collectively, "Terminated Employees"). This section does not purport to increase, decrease, eliminate or create any severance rights with respect to any third party. The amount of severance actually paid by Owner to Terminated Employees pursuant to this Section 7.2(f) shall be paid in accordance with the terms of severance policy previously delivered to Representative and shall be referred to herein as the "Severance Amount." Owner shall inform Representative in writing of the Severance Amount not later than July 15, 1997, and Representative shall pay the Severance Amount to Owner not later than five
(5) business days after Owner delivers such notice to Representative;  provided,
                                                                       --------
however,  that such amount shall be payable solely from the proceeds, if any, of
-------
Working Capital as of the Effective Date.

                  (g)  Indemnification.  (i)  Owner  shall  indemnify  and  hold
                       ---------------
Representative harmless from all Losses (as defined in Section 11.1) arising out of any (A) claims under any "employee benefit plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by Owner, including, without limitation, any Internal Revenue Service ("IRS") claim relating to the qualification of any employee benefit plan and accompanying trust under the Internal Revenue Code of 1986, as amended (the "Code") and (B) except to the extent included in the Working Capital liabilities assumed by Representative pursuant to Section 4.2(f) (Working Capital - Transfer of Working Capital), claims for employment-related
 ---------------------------------------------
obligations, with respect to any Network Employees (other than Transferred Employees) regardless of when accrued or incurred and with respect to any Transferred Employees to the extent accrued or incurred prior to the Effective Date or the date of effective employment, if later, or by reason of any transactions taking place as of the Effective Date or the date of effective employment, if later, including, without limitation, salaries, bonuses, deferred compensation, accrued but unpaid vacation days, accrued but unpaid sick leave, relocation obligations, tuition reimbursement obligations, severance obligations (subject to the limitations set forth in Section 7.2(f) (Transferred Employees -
                                                         -----------------------
Severance)),   medical,   dental  or  life  insurance  obligations  and  workers
---------
compensation obligations.

                        (ii) Representative shall indemnify and hold Owner harmless from all Losses arising out of any (A) claims under any employee benefit plan, including, without limitation any IRS claim relating to the qualification of any employee benefit plan and accompanying trust under the Code, maintained or contributed to by Representative and (B) claims for employment-related obligations with respect to any Transferred Employee accrued or incurred on or after the Effective Date or the date of effective employment, if later, including, without limitation, salaries, bonuses, deferred compensation, vacation obligations, relocation obligations, tuition reimbursement obligations, severance obligations (except as set forth in Section 7.2(f) (Transferred Employees-Severance)), medical, dental or life insurance
         --------------------------------
obligations and workers compensation obligations.

                  (h) No  Third-Party  Beneficiaries.  Nothing in this Agreement
                      ------------------------------
shall require the continued employment of any Transferred Employee or prevent Representative from taking any action or refraining from taking any action with respect to a Transferred Employee which Owner could take or refrain from taking prior to the date hereof. No provisions of this Agreement shall create any third party beneficiary rights of any employee or former employee (including any beneficiary or dependent thereof) of Owner in respect of continued employment (or resumed employment) with Owner or with Representative or in respect of any other matter.

                                    ARTICLE 8

                       Network Agreements and Arrangements
                       -----------------------------------

                  Section 8.1. Owner hereby represents and warrants to Representative as follows:

                  (a)  Affiliates.  Set forth on Schedule  8.1(a)  hereto,  with
                       ----------
respect to each Network, is a true, correct and complete list of all radio stations affiliated with such Network as of the date thereof (all affiliation agreements with radio stations affiliated with one or more of the Networks in effect from time to time during the Term are referred to herein as "Affiliation Agreements").

                  (b) Personal Services Contracts.  Set forth on Schedule 8.1(b)
                      ---------------------------
hereto is a true, correct and complete description of all personal services contracts of Owner with respect to the Networks as of the date thereof (as the same may be amended, modified, renewed or extended by Owner or Representative during the Term in accordance with this Agreement, and together with all other personal services contracts entered into by Owner or Representative during the Term with respect to the Networks in accordance with this Agreement, the "Personal Services Contracts").

                  (c)  Programming  Agreements.  Set  forth on  Schedule  8.1(c)
                       -----------------------
hereto is a true, correct and complete list (as of the date thereof) of all broadcast rights agreements between Owner and third parties with respect to the provision of programming to or for the Networks (as the same may be amended, modified, renewed or extended by Owner or Representative during the Term in accordance with this Agreement, and together with all other broadcast rights agreements entered into by Owner or Representative during the Term with respect to the Networks in accordance with this Agreement, the "Programming Agreements").

                  (d) Advertising  Sales. Set forth on Schedule 8.1(d) hereto is
                      ------------------
a true, correct and complete list (as of the date thereof) of the booked gross advertising sales, by advertiser/product, for the Networks for the period from December 30, 1996 through December 28, 1997 (all agreements and arrangements with advertisers or their representatives relating to the Networks as in effect from time to time during the Term are referred to herein "Advertising Arrangements").

                  (e) Network  Offices.  Set forth on Schedule  8.1(e) hereto is
                      ----------------
true, correct and complete list of the locations of all Network Offices and occupancy information with respect to each such Network Office.

As used in this Agreement, "Network Agreements" refers collectively to all Affiliation Agreements, Personal Services Contracts, Programming Agreements and Advertising Arrangements.

                  Section 8.2.  Performance  of Network  Agreements.  During the
                                -----------------------------------
Term, Representative shall pay, satisfy and discharge the liabilities, obligations and commitments of Owner arising or accruing after the Effective Date under all Network Agreements.

                  Section  8.3.  New  Affiliation  Agreements.  Subject  to  the
                                 ----------------------------
provisions of Section 10.1 (Owner Approval Matters),  all Affiliation Agreements
                            ----------------------
entered into during the Term shall be required to be entered into by Representative on behalf of Owner, and Representative shall not enter into any such new Affiliation Agreement in its own name.

                  Section 8.4  Designated Network Offices.  Not later than April
                               --------------------------
15, 1997, Representative shall specify to Owner in writing those Network Offices that Representative intends to operate on or after the Effective Date (the
"Designated  Network  Offices").  Without  limiting the  provisions  of Sections
4.1(a)  (Operating   Expenses  -  General)  and  4.1(b)  (Operating  Expenses  -
         --------------------------------                 ----------------------
Designated  Network  Offices),  if  Representative  determines  on or after  the
----------------------------
Effective Date that it no longer intends to utilize any Designated Network Office, Representative shall so notify Owner in writing not less than ninety
(90) days prior to the date on which Representative intends to vacate such premises and, if Owner or an affiliate is the landlord of such premises, Representative shall have no further responsibility for the expenses of operating such Designated Network Office from and after the date such premises are so vacated. If the landlord for any such premises is not Owner or an affiliate of Owner, Representative shall be responsible for any and all costs and expenses, including fees and penalties, in connection with the cessation of use of such premises (whether resulting from the continuation or termination of the lease, or otherwise), and all other amounts payable by the tenant under the applicable lease.

                  Section 8.5.  Assignments.  Owner is not assigning and shall
                                -----------
have no obligation to assign any Network Agreement or any other agreement to Representative.

                                    ARTICLE 9

                               Infinity Agreement
                               ------------------

                  Section 9.1. Waiver of Infinity Agreement.  Effective as of
                               ----------------------------
the Effective Date,  Representative  hereby permanently waives the provisions of
Section 4.1(a)(i) of the Management Agreement, dated as of February 3, 1994 and amended as of December 16, 1996 and as of March 26, 1997, between Representative and Infinity Broadcasting Corporation (the "Infinity Agreement"), but only insofar as such provisions conflict with the common ownership by Westinghouse Electric Corporation of Infinity Broadcasting Corporation and the Networks and the activities of the officers of Infinity Broadcasting Corporation relating to the Networks. Representative is delivering to Owner on the date hereof a true, correct and complete copy of the Infinity Agreement.

                                   ARTICLE 10

                             Owner Approval Matters
                             ----------------------

                  Section 10.1. Owner Approval Matters. Notwithstanding anything
                                ----------------------
to the contrary contained herein, Representative shall not take any of the following actions without the prior written approval of the Chairman or the Chief Financial Officer of CBS Radio: (a) institute any legal proceedings on behalf of the Networks (other than ordinary course collection matters instituted by Representative following not less than thirty (30) days' prior written notice to Owner); or (b) enter into, terminate, extend or modify in any material respect any Affiliation Agreement.

                                   ARTICLE 11

                                   Conditions
                                   ----------

                  Section 11.1. Conditions. The rights and obligations of the parties hereto that are to commence on the Effective Date shall be subject to the following conditions, which may be waived by the applicable party:

                  (a)  Representations, Warranties and Covenants. The
                       -----------------------------------------
representations and warranties of the other party made in this Agreement shall be true and correct in all material respects as of the Effective Date as though made on such date, and the other party shall have performed all obligations required to be performed by it under this Agreement at or prior to the Effective Date. Each party shall have received an officer's certificate of the other party, dated the Effective Date, to the foregoing effect.

                  (b)  Absence of Certain Termination Events.  There shall not
                       -------------------------------------
have occurred an event that would permit either party to terminate this Agreement pursuant to Section 14.2 (Termination for Change in FCC Rules or
                                         ---------------------------------------
Policies;  Legal  Proceedings)  or, in the case of Owner,  would permit Owner to
-----------------------------
terminate  this  Agreement  pursuant  to  Sections  14.3(a)  (Owner  Termination
                                                              ------------------
Events-Termination   of  Infinity   Agreement)  or  14.3(b)  (Owner  Termination
---------------------------------------------                 ------------------
Events-Loss of Key Executives).
-----------------------------

                                   ARTICLE 12

                                 Indemnification
                                 ---------------

                  Section 12.1.  Indemnification.
                                 ---------------

                  (a) Indemnification of Representative by Owner. From and after
                      ------------------------------------------
the Effective Date, Owner shall indemnify and hold Representative, its affiliates and their respective directors, officers, affiliates, employees and agents, and the successors and assigns of any of them, harmless from and against any and all actions, claims, damages and liabilities (and all actions in respect thereof and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise and whether or not a party thereto), whether or not arising out of third party claims, including reasonable legal fees and expenses in connection with, and other costs of, investigating, preparing or defending any such action or claim, whether or not in connection with litigation in which such person is a party, and as and when incurred (collectively, "Losses"), caused by, relating to, based upon or arising out of (directly or indirectly) (i) any liabilities, obligations or commitments of Owner or the Networks (whether absolute, accrued, contingent or otherwise) existing as of or prior to the Effective Date or arising out of facts and circumstances existing as of or prior thereto, which were not expressly assumed by Representative hereunder; (ii) any breach of, or inaccuracy in, any representation or warranty of Owner in this Agreement, the License Agreement, the News Agreement, the Technical Services Agreement or any certificate or other document delivered pursuant hereto or thereto or in connection herewith or therewith; and (iii) any breach of any covenant or agreement of Owner contained in this Agreement, the License Agreement, the News Agreement or the Technical Services Agreement.

                  (b) Indemnification of Owner by Representative. From and after
                      ------------------------------------------
the Effective Date, Representative shall indemnify and hold Owner, its affiliates and their respective directors, officers, affiliates, employees and agents, and the successors and assigns of any of them, harmless from and against any and all Losses caused by, relating to, based upon or arising out of (directly or indirectly) (i) any liabilities, obligations or commitments

(whether absolute, accrued, contingent or otherwise) (x) assumed by Representative hereunder or (y) arising or accruing after the Effective Date under the Network Agreements or Representative's performance of the Services or operation of the Networks on or after the Effective Date through the expiration date or termination date hereof (except to the extent caused by, relating to, based upon or arising out of (directly or indirectly) the matters described in clauses (ii) and (iii) of Section 12.1(a) or actions taken by Owner under the Owner Programming Agree ments); (ii) any breach of, or inaccuracy in, any representation or warranty of Representative in this Agreement, the License Agreement, the News Agreement, the Technical Services Agreement or any
certificate or other document delivered pursuant hereto or thereto or in connection herewith or therewith; and (iii) any breach of any covenant or agreement of Representative contained in this Agreement, the License Agreement, the News Agreement or the Technical Services Agreement.

                  Section 12.2.     Procedure for Indemnification.
                                    -----------------------------

                  (a)  Notice of  Claims.  In the event of a claim for breach of
                       -----------------
the representations and warranties contained in this Agreement or for failure to fulfill a covenant or agreement, the party asserting such breach or failure shall provide a written notice to the other party which shall state specifically the representation, warranty, covenant or agreement with respect to which the claim is made, the facts giving rise to an alleged basis for the claim and the amount of liability asserted against the other party by reason of the claim.

                  (b)  Procedures -- Third Party Claims.  If any suit, action,
                       --------------------------------
proceeding or investigation shall be commenced or any claim or demand shall be asserted by any third party (a "Third Party Claim") in respect of which indemnification may be sought by any party or parties from any other party or parties under the provisions of this Article 12, the party or parties seeking indemnification (collectively, the "Indemnitee") shall promptly provide written notice to the party or parties from which indemnification is sought (collectively, the "Indemnitor"); provided, however, that any failure by an
                                     --------   -------
Indemnitee to so notify an Indemnitor will not relieve the Indemnitor from its obligations hereunder, except to the extent that such failure shall have prejudiced the defense of such Third Party Claim. The Indemnitor shall have the right to control (except where an insurance carrier has the right to control or where an insurance policy or applicable law prohibits the Indemnitor from taking control of) the defense of any Third Party Claim; provided, however, that the
                                                   --------   -------
Indemnitee may participate in any such proceeding with counsel of its choice and at its own expense unless there exists a conflict between the Indemnitor and the Indemnitee as to their respective legal defenses, in which case the fees and expenses of any such counsel shall be reimbursed by the Indemnitor. Except as otherwise set forth herein, the Indemnitee shall have the right to participate in (but not control) the defense of any Third Party Claim and to retain its own counsel in connection therewith, but the fees and expenses of any such counsel for the Indemnitee shall be borne by the Indemnitee. The Indemnitor shall not, without the prior written consent of the Indemnitee, effect any settlement of any pending or threatened proceeding in respect of which such Indemnitee is, or with reasonable foreseeability could have been, a party and indemnity could have been sought to be collected from the Indemnitor, unless such settlement includes an unconditional release of such Indemnitee from all liability arising out of such proceeding (provided, however, that, whether or not such a release is
                   --------   -------
required to be obtained, the Indemnitor shall remain liable to such Indemnitee in accordance with Section 12.1 (Indemnification) in the event that a Third
                                     ---------------
Party Claim is subsequently brought against or sought to be collected from such Indemnitee). The Indemnitor shall be liable for all Losses arising out of any settlement of any Third Party Claim; provided, however, that the Indemnitor shall not be liable for any settlement of any Third Party Claim brought against or sought to be collected from an Indemnitee, the settlement of which is effected by such Indemnitee without such Indemnitor's written consent, but if settled with such Indemnitor's written consent, or if there is a final judgment for the plaintiff in any such Third Party Claim, such Indemnitor shall (to the extent stated above) indemnify the Indemnitee from and against any Losses in connection with such Third Party Claim. The indemnification required by Section
12.1 (Indemnification) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.

                  Section  12.3.  Survival of  Representations,  Warranties  and
                                  ----------------------------------------------
Covenants.  The representations and warranties contained in this Agreement,  the
---------
License Agreement, the News Agreement, the Technical Services Agreement or any certificate, document or instrument delivered pursuant hereto or thereto shall survive for a period of six (6) months following the termination of this Agreement (the "Survival Period"). No claim may be brought under this Agreement unless the requisite written notice is given on or prior to the termination of the Survival Period. In any event such notice is given prior to the termination of the Survival Period, the right to indemnification with respect thereto shall survive until such claim is finally resolved and any obligations thereto ar fully satisfied. Any investigation by or on behalf of any party thereto shall not constitute a waiver as to enforcement of any representation or warranty contained herein.


                                   ARTICLE 13

                       Events of Default and Cure Periods
                       ----------------------------------

                  Section 13.1.  Events of Default.  The following shall,  after
                                 -----------------
the expiration of the  applicable  cure periods (if any) as set forth in Section
13.2 (Cure Periods), each constitute an "Event of Default" under this Agreement.
      ------------

                  (a) Non-Payment.  Representative's failure to pay when due the
                      -----------
fees or other amounts payable by Representative under this Agreement, the News Agreement or the Technical Services Agreement;

                  (b)  Default  in  Covenants.  Either  party  defaults  in  any
                       ----------------------
material respect in the performance of any covenant or undertaking contained in this Agreement, the License Agreement, the News Agreement or the Technical Services
Agreement;

                  (c) Breach of  Representation.  Any representation or warranty
                      -------------------------
made by either party to this Agreement, the License Agreement, the News Agreement or the Technical Services Agreement proves to have been false or misleading in any material respect as of the time made.

                  (d)  Bankruptcy.  Either party (a) makes a general  assignment
                       ----------
for the benefit of creditors, or (b) files or has filed against it a petition for bankruptcy, for reorganization or an arrangement, or for the appointment of a receiver, trustee or similar creditors' representative for the property or assets of such party under any federal or state insolvency law, which, if filed against such party, has not been dismissed or discharged within sixty( 60) days thereafter.

                  Section  13.2.  Cure  Periods.  Except for an Event of Default
                                  -------------
described in Section 13.1(a) (as to which there shall be a ten (10) day cure period), an Event of Default shall not be deemed to have occurred until thirty
(30) days after the non-defaulting party has provided the defaulting party with written notice specifying the event or events that, if not cured, would constitute an Event of Default and specifying the actions necessary to cure the default(s) within such period. Such thirty (30) day period may be extended for a reasonable period of time if the defaulting party is acting in good faith to cure and such delay is not materially adverse to the other party.

                                   ARTICLE 14

                                   Termination
                                   -----------

                  Section 14.1.     Termination Upon Default.  Upon the
                                    ------------------------
occurrence of an Event of Default, the non-defaulting party may terminate this Agreement, provided that it is not also in material default of this Agreement, the License Agreement or the News Agreement. Without limiting Owner's remedies hereunder in connection with a default by Representative, if Representative has defaulted in the performance of its obligations, all amounts accrued or payable to Owner hereunder or under the News Agreement or the Technical Services
Agreement up to the date of termination which have not been paid shall immediately become due and payable.

                  Section 14.2.     Termination for Change in FCC Rules or
                                    --------------------------------------
Policies;  Legal  Proceedings.  Either party may terminate  this  Agreement upon
-----------------------------
written notice to the other if:

                  (a) FCC Matters. There has been a material change in FCC rules
                      -----------
or policies that would cause this Agree ment to be in violation thereof and such change is in effect and not the subject of an appeal or further administrative review; provided, however, that in such event the parties shall negotiate in
         --------   -------
good faith and attempt to agree to an amendment to this Agreement that will provide the parties with a valid and enforceable agreement that conforms to the new FCC rules or policies.

                    (b) Legal  Proceedings.  An action or proceeding  shall have
                        ------------------
been instituted by any governmental authority seeking to restrain, prohibit or otherwise limit in any material respect the consummation of the transactions contemplated hereby or the performance by any party of its obligations hereunder or under the License Agreement, the News Agreement or the Technical Services Agreement, or a court or governmental authority shall have issued any order restraining, prohibiting or limiting in any material respect the consummation of such transaction or the performance of such obligations, or which could reasonably be expected to adversely affect the business of the Networks.

                  Section 14.3.  Owner Termination Events.  Owner may terminate
                                 ------------------------
this Agreement if:

                  (a)  Termination of Infinity Agreement.  The Infinity
                       ---------------------------------
Agreement shall have expired without renewal or shall have been terminated pursuant to Section 3.2 thereof; or

                  (b)  Loss  of  Key  Executive.  Neither  Mel  Karmazin  nor  a
                       ------------------------
successor reasonably satisfactory to Owner shall be actively engaged in managing the business of Representative.

                  Section 14.4. Representative Termination Events.
                                ---------------------------------
Representative may terminate this Agreement, upon not less than ninety (90) days' prior written notice to Owner, if:

                  (a) Termination of Infinity Agreement.  The Infinity Agreement
                      ---------------------------------
shall have (i) expired without renewal, (ii) been terminated pursuant to Section 3.2(a) or 3.2(c) thereof or (iii) been terminated pursuant to Section 3.2(b)(i) thereof; or

                  (b)  Loss  of  Key  Executive.  Neither  Mel  Karmazin  nor  a
                       ------------------------
successor reasonably satisfactory to Representative shall be actively engaged in managing the business of Representative. Notwithstanding the foregoing, Representative may not terminate this Agreement pursuant to this Section 14.4 (other than pursuant to Section 14.4(a)(iii) and other than if Mr. Karmazin's employment by Manager (as defined in the Infinity Agreement) has been terminated by Owner) prior to the first anniversary of the Effective Date.

                  Section 14.5.  Certain Matters Upon Termination.
                                 --------------------------------

                  (a) Release of Rights;  Payment. Except as provided in Section
                      ---------------------------
14.6  (Purchase  of Final  Working  Capital),  if this  Agreement  expires or is
       ------------------------------------
terminated for any reason in accordance herewith:

                      (i) Representative  shall  cease  providing  the Services
                 and, following such expiration or termination, shall cooperate with Owner in connection with the resumption by Owner of overall management of the Networks;

                      (ii) Representative shall, on the expiration date or, in
                 the case of earlier termination, not later than sixty (60) days following the termination date, pay to Owner, by wire transfer of immediately available funds, the sum of (x) an amount (the "Opening Working Capital Balance") equal to (A) the Opening Working Capital Amount, minus (B) the Severance
                                                     -----
                 Amount actually paid to Owner pursuant to Section 7.2(f) (Transferred Employees-Severance), minus (C) the Opening
                  -------------------------------   -----
                 Purchased Accounts Receivable Amount and (y) accrued interest thereon as provided in Section 4.2(g)
                 (Working Capital-Interest Payments); and
                  ---------------------------------

                      (iii) In the case of earlier termination, Representative
                 shall pay to Owner, by wire transfer of immediately available funds, not later than sixty (60) days following the termination date, all amounts of the Representation Rights Fee and the Annual Commitment Fee accrued through the termination date, together with interest thereon at the Interest Rate from and including the next scheduled Payment Date through but excluding the actual date of payment; provided, however, that if Representative terminates this
                 --------   -------
                 Agreement pursuant to Section  14.4 (other than  Section
                 14.4(a)(iii)  and other than  if  Mr.  Karmazin's   employment
                 by Manager has been terminated by Owner), Representative shall pay to Owner, by wire transfer of immediately available funds, not later than sixty (60) days following the termination date, all remaining installments of the Representation Rights Fee and the Annual Commitment Fee for the remainder of the Term, together with interest thereon at the Interest Rate from and including the next scheduled Payment Date through but excluding the actual date of payment.

                  (b)   Indemnification   Rights   Survive.   No  expiration  or
                        ----------------------------------
termination  of this  Agreement  shall  terminate the obligation of any party to
indemnify   the  other   under   Section   7.2(g)   (Transferred   Employees  -
                                                     ---------------------------
Indemnification)  or  Section  12.1  (Indemnification)  or limit or  impair  any
---------------                       ---------------
party's rights to receive payments due and owing hereunder on or before the date of such termination.

                  Section 14.6.  Purchase of Final Working Capital.
                                 ---------------------------------

                  (a) Purchase Right.  Notwithstanding  anything to the contrary
                      --------------
contained in this Agreement, Owner shall have the right (the "Purchase Right"), but not the obligation, upon the expiration or earlier termination of the Term, to acquire all of Representative's right, title and interest in and to, and shall in connection therewith assume Representative's liabilities included in, all items of Working Capital set forth in the Final Working Capital Amount (as hereinafter defined).

                  (b) Exercise.  If Owner desires to exercise the Purchase Right
                      --------
(i) upon expiration of the Term, Owner shall provide written notice to such effect to Representative not less than sixty (60) days prior to the end of the second Contract Year or (ii) in connection with a termination of this Agreement other than upon its expiration, Owner shall provide written notice to such effect to Representative prior to the effective date of any such termination.

                  (c)  Final Working Capital Statement.  Not later than sixty
                       -------------------------------
(60) days after the expiration date or effective date of any such termination, as the case may be (in any such case, the "Termination Date"), Representative shall prepare a statement in accordance with those principles, practices and captions utilized in preparing the Opening Working Capital Statement which shall set forth the Working Capital of the Networks as of the close of business on the Termination Date (the "Final Working Capital Statement"), and shall deliver the Final Working Capital Statement to Owner.

                  (d) Resolution of Disputes. The provisions of Section 4.2(c) (Working Capital-Resolution of Disputes) shall apply mutatis mutandi to the
 ----------------------------------------                -------  -------
review by Owner of the Final Working  Capital  Statement  delivered  pursuant to
Section 14.6(c) and the resolution of any disputes relating to the calculation of the Final Working Capital Amount.

                  (e)  Final  Working   Capital   Amount.   The  amount  finally
                       ---------------------------------
determined as the Working  Capital as of the  Termination  Date pursuant to this
Section 14.6 is referred to in this Agreement as the "Final Working Capital Amount".

                  (f)  Transfer of Final Working Capital.  If Owner exercises
                       ---------------------------------
the Purchase Right, on the Termination Date, (i) Representative shall transfer to Owner all assets (including accounts receivable), and Owner shall assume Representative's liabilities (including accounts payable), included in the Final Working Capital Statement, (ii) to the extent practicable, Representative shall assign, transfer and convey to Owner all of Representative's rights in, to and under all Advertising Arrangements existing on the Termination Date relating to the Networks (collectively, the "Assigned Advertising Arrangements") (it being agreed that Representative shall use its reasonable efforts to promptly obtain and deliver to Owner, at Representative's expense, any necessary consents to the assignment of the Assigned Advertising Arrangements to Owner) and (iii) Owner shall assume from Representative all liabilities, obligations and commitments of Representative arising or accruing on or after the Termination Date pursuant to the Assigned Advertising Arrangements (solely to the extent of the Networks' interest therein). Following the Termination Date, (i) each of Owner and Representative shall use reasonable commercial efforts to collect all accounts receivable included in Working Capital as of the Termination Date and (ii) Representative shall remit promptly to Owner all amounts received by Representative as payments in respect of accounts receivable included in Working Capital as of the Termination Date. If any of the accounts receivable included in Working Capital as of the Termination Date have not been collected as of the date that is nine months following the Termination Date, Representative shall purchase such uncollected accounts receivable ("Final Purchased Accounts Receivable") from Owner not later than ten days following the expiration of such nine month period for 85% of their gross amount (before agency commissions), less any reserve for doubtful accounts reflected as an offset to a current asset on the Final Working Capital Statement (such amounts, in the aggregate, the "Final Purchased Accounts Receivable Amount"), except that Representative will not be required to purchase any accounts receivable as to which Owner has waived the right to collect all or a portion of the sum due. For purposes of determining whether or not an account receivable has been collected, all payments of accounts receivable shall be applied against the oldest outstanding account receivable from the applicable obligor, unless such obligor specifies the receivable against which payment is being made. The Final Purchased Accounts Receivable Amount shall be paid, by wire transfer in immediately available funds, not later than the expiration of such ten-day period. If Representative is required to, and does, purchase any such accounts receivable, Owner will execute appropriate documents of assignment, transferring such Final Purchased Accounts Receivable to Representative, and if Representative so requests, Owner will attempt to collect such Final Purchased Accounts Receivable as agent for Representative and to remit promptly to Representative any sums that are collected.

                  (g) Payment.  Not later than ten (10) days following the final
                      -------
determination of the Final Working Capital Amount, (i) if the Final Working Capital Amount exceeds the Opening Working Capital Balance (plus accrued interest thereon as provided in Section 4.2(g) (Working Capital - Interest
                                                     ---------------------------
Payments)),  Owner shall pay to Representative,  by wire transfer of immediately
--------
available funds, an amount equal to the amount of such excess, and (ii) if the Opening Working Capital Balance (plus accrued interest thereon as provided in
Section 4.2(g) (Working Capital - Interest  Payments)) exceeds the Final Working
                ------------------------------------
Capital Amount, Representative shall pay to Owner, by wire transfer of immediately available funds, an amount equal to the amount of such excess.

                  Section 14.7. Attorneys' Fees and Costs. In the event any action or proceeding is commenced by either party to enforce the provisions of this Agreement or to seek remedies for a breach or wrongful termination of this Agreement, the prevailing party in such an action or proceeding shall be entitled to the award of its reasonable attorneys' fees and costs incurred in and relating to such an action or proceeding.

                                   ARTICLE 15

                         Representations and Warranties
                         ------------------------------

                  Section 15.1.  Representations and Warranties of Owner.
                                 ---------------------------------------
Owner hereby represents and warrants that:

                  (a)  Organization  and Standing.  Owner is a corporation  duly
                       --------------------------
formed, validly existing and in good standing under the laws of the State of New York, and has all necessary corporate power and authority to carry on the business of the Networks and to perform its obligations hereunder.

                  (b) Authorization and Binding Obligation. Owner has all necessary power and authority to enter into and perform this Agreement, the License Agreement, the News Agreement and the Technical Services Agreement and the transactions contemplated hereby and thereby, and Owner's execution, delivery and performance of this Agreement, the License Agreement, the News Agreement and the Technical Services Agreement have been duly and validly authorized and all necessary action on its part. This Agreement has been, and upon execution and delivery thereof on the Effective Date each of the License Agreement, the News Agreement and the Technical Services Agreement will have been duly executed and delivered by Owner and constitutes and will constitute its valid and binding obligations enforceable against Owner in accordance with their respective terms.

                  (c) Absence of  Conflicting  Agreements or Required  Consents.
                      ---------------------------------------------------------
The execution, delivery and performance of this Agreement, the License Agreement, the News Agreement and the Technical Services Agreement by Owner: (i) do not and will not violate any provision of Owner's organizational documents;
(ii) do not and will not require the consent of or any filing with any third party or governmental authority; (iii) do not and will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority; and (iv) do not and will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination or acceleration of or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement, lease, instrument, license or permit to which Owner is now subject.

                  (d) Network  Agreements.  Each Network  Agreement is valid and
                      -------------------
enforceable in accordance with its terms and (i) neither Owner nor, to the knowledge of Owner, any other party thereto, is in breach of or in default of under any such Network Agreement, (ii) to the knowledge of Owner, there has not occurred an event which, after the giving of notice or the lapse of time or both, would constitute a default, or result in a breach of, any such Network Agreement, (iii) contains the full extent of the monetary obligations (whether absolute, accrued, contingent or otherwise) of Owner under such Network Agreement, (iv) none of the rights of Owner under any such Network Agreement would be subject to termination or modification as a result of the consummation of the transactions contemplated by this Agreement and (v) no consent or approval of any third party is required under any Network Agreement to the consummation of the transactions contemplated hereby.

                  (e) Opening Working Capital.  The accounts  receivable and the
                      -----------------------
accounts payable of Owner reflected on the Opening Working Capital Statement will have arisen from bona fide transactions in the ordinary course of business.

                  (f) Absence  of  Proceedings.  There  is no  action,  suit or
                      ------------------------
proceeding, at law or an equity, by or before any court, tribunal or governmental authority pending or, to the knowledge of Owner, threatened, which, if adversely determined, would materially and adversely affect Owner's ability to perform its obligations hereunder or under the License Agreement, the News Agreement or the Technical Services Agreement or the validity or enforceability of this Agreement or such other agreements.

                  Section 15.2.  Representations and Warranties of
                                 ---------------------------------
Representative.  Representative hereby represents and warrants that:
--------------

                  (a) Organization and Standing. Representative is a corporation
                      -------------------------
duly formed, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to perform its obligations hereunder.

                  (b) Authorization and Binding  Obligation.  Representative has
                      -------------------------------------
all necessary power and authority to enter into and perform this Agreement, the License Agreement, the News Agreement and the Technical Services Agreement and the transactions contemplated hereby and thereby, and Representative's execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action on its part. This Agreement has been, and upon execution and delivery thereof the License Agreement, the News Agreement and the Technical Services Agreement will have been duly executed and delivered by Representative and constitutes and will constitute its valid and binding obligations enforceable against Representative in accordance with their respective terms.

                  (c) Absence of  Conflicting  Agreements or Required  Consents.
                      ---------------------------------------------------------
The execution, delivery and performance of this Agreement, the License Agreement, the News Agreement and the Technical Services Agreement by
Representative: (i) do not and will not violate any provision of Representative's organizational documents; (ii) do not and will not require the consent of or any filing with any third party or governmental authority; (iii) do not and will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority; and (iv) do not and will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination or acceleration of or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement, lease, instrument, license or permit to which Representative is now subject.

                  (d)  Absence  of  Proceedings.  There  is no  action,  suit or
                       ------------------------
proceeding,  at  law  or  an  equity,  by  or  before  any  court,  tribunal  or governmental authority pending or, to the knowledge of Representative, threatened, which, if adversely determined, would materially and adversely affect Representative's ability to perform its obligations hereunder or under the License Agreement, the News Agreement or the Technical Services Agreement or the validity or enforceability of this Agreement or such other agreements.


                                   ARTICLE 16

                                 Confidentiality
                                 ---------------

                  Section  16.1.  Confidentiality.  Representative  shall  treat
                                  ---------------
confidentially all records, books and other information of any type received or compiled for the benefit of Owner hereunder in connection with this Agreement. Representative agrees not to disclose any such records, books and information to any third party (other than directors, officers, partners, employees or outside advisors of such party and other than expressly in the performance of such party's obligations hereunder) without the prior written consent of Owner. The foregoing agreement shall not be applicable to any information that is (i) publicly available when provided or that thereafter becomes publicly available other than through a breach by such party of its agreements hereunder, (ii) required to be disclosed by Representative by judicial or administrative process in connection with any action, suit, proceeding or claim or otherwise by applicable law or (iii) known by Representative on the date of this Agreement, not otherwise primarily related to the business of the Networks or any Network Office and not otherwise subject to a confidentiality agreement with or other obligation of secrecy to Owner or any other party. Information shall be deemed "publicly available" and not subject to Representative's agreement hereunder if such information becomes a matter of public knowledge or is contained in materials available to the public or is obtained by Representative's from any source other than Owner (or its directors, officers, partners, employees or outside advisors), provided that such source has not to Representative's actual knowledge entered into a confidentiality agreement with Owner with respect to such information.

                                   ARTICLE 17

                                  Miscellaneous
                                  -------------

                  Section 17.1. No Partnership or Joint Venture.  This Agreement
                                -------------------------------
is not intended to be and shall not be construed as a partnership or joint venture agreement between the parties. Except as otherwise specifically provided in this Agreement, no party to this Agreement shall be authorized to act as agent of or otherwise represent the other party to this Agreement.

                  Section 17.2. Entire Agreement; Schedules; Amendment; Waiver.
                                ----------------------------------------------
This Agreement, the License Agreement, the News Agreement and the Technical Services Agreement, and the exhibits and schedules hereto and thereto, embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement, shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any amendment, waiver or consent is sought. No failure or delay on the part of Owner or Representative in exercising any right or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties to this Agreement are cumulative and are not exclusive of any right or remedies which either may otherwise have.

                  Section 17.3.  Further Assurances.  Each of Owner and
                                 ------------------
Representative agrees to execute and deliver such instruments and take such other actions as may reasonably be required to carry out the intent of this Agreement.

                  Section 17.4.  Benefit and Assignment.  This Agreement shall
                                 ----------------------
be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither Representative nor Owner may assign its rights under this Agreement without prior written consent of the other party hereto.

                  Section 17.5.  Headings.  The headings set forth in this
                                 --------
Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

                  Section 17.6.  Governing Law.  The construction and
                                 -------------
performance of this Agreement shall be governed by the laws of the State of New York without regard to its principles of conflict of laws.

                  Section 17.7 Notices. All notices, requests, demands and other
                               -------
communications which are required or may be given under this Agreement shall be in writing, and addressed as follows:

                  If to Owner:

                  CBS Radio
                  40 West 57th Street
                  New York, New York  10019
                  Attention:  Chairman
                  Telephone:  (212) 314-9200
                  Facsimile:  (212) 314-9336

                  With copies to:

                  CBS Inc.
                  51 West 52nd Street
                  New York, New York  10019
                  Attention:  Law Department
                  Telephone:  (212) 975-4321
                  Facsimile:  (212) 975-3744

                  With a copy to:

                  Westinghouse Electric Corporation
                  Westinghouse Building
                  11 Stanwix Street
                  Pittsburgh, Pennsylvania  15222-1304
                  Attention:  General Counsel
                  Telephone:  (412) 642-3966
                  Facsimile:  (412) 642-5224

                  and

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York  10153
                  Attention:  Howard Chatzinoff, Esq.
                  Telephone:  (212) 310-8000
                  Facsimile:  (212) 310-8007

         If to Representative:

                  Westwood One, Inc.
                  9540 Washington Blvd.
                  Culver City, California  90232
                  Attention:  Chairman
                  Telephone:  (310) 204-5000
                  Facsimile:  (310) 836-0834

         With a copy to:

                  Skadden, Arps, Slate, Meagher & Flom
                  300 South Grand Avenue
                  Los Angeles, California  90071
                  Attention:  Brian J. McCarthy, Esq.
                  Telephone:  (213) 687-5000
                  Facsimile:  (213) 687-5600

Any such notice, request, demand or communication shall be deemed to have been duly delivered and received (a) upon hand delivery thereof during business hours, (b) upon the earlier of receipt of three (3) days after posting by registered mail or certified mail, return receipt requested, (c) on the next business day following delivery to a reliable or recognized air freight delivery service, and (d) on the date of transmission, if sent by facsimile during normal business hours (but only if a hard copy is also send by overnight courier), but in each case only if sent in the same manner to all persons entitled to receive notice or a copy. Any party may, with written notice to the other, change the place for which all further notices to such party shall be sent. All costs and expenses for the delivery of notices hereunder shall be borne and paid for by the delivering party.

                  Section 17.8.  Severability.  If any of the provisions of this
                                 ------------
Agreement shall be held unenforceable, then the remaining provisions shall be construed as if such unenforceable provisions were not contained herein. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provisions hereof unenforceable in any respect.

                  Section 17.9.  Counterparts.  This Agreement may be
                                 ------------
executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.


                  IN  WITNESS   WHEREOF,   the  parties   have   executed   this
Representation Agreement as of the date first above written.


                                            CBS INC.

                                            By:__________________________
                                            Name:________________________
                                            Title:_______________________


                                            WESTWOOD ONE, INC.

                                            By:_________________________
                                            Name:_______________________
                                            Title:______________________

                                  EXHIBIT 10.11